Exhibit 8

Advanced Semiconductor Engineering, Inc.

List of Subsidiaries

(As of March 31, 2016)

A.	A.S.E. Holding Limited, a holding company organized under the laws of Bermuda, has a subsidiary, ASE Investment (Labuan) Inc., a holding company organized under the laws of Malaysia, which directly holds a wholly owned subsidiary:

	(1)	ASE (Korea) Inc., a corporation organized under the laws of Korea and its wholly owned subsidiary:

(a) ASE (Weihai), Inc., a corporation organized under the laws of the People’s Republic of China.

B.	ASE Marketing and Service Japan Co., Ltd., a corporation organized under the laws of Japan.

C.	ASE Test, Inc., a corporation organized under the laws of the Republic of China, has two direct holding subsidiaries:

	(1)	Alto Enterprises Limited, a holding company organized under the laws of the British Virgin Islands, holds a wholly owned subsidiary, ASE Investment (KunShan) Limited, a holding company organized under the laws of the People’s Republic of China; and

	(2)	Super Zone Holdings Limited, a holding company organized under the laws of Hong Kong, has a wholly owned subsidiary, Advanced Semiconductor Engineering (China) Ltd., a corporation organized under the laws of the People’s Republic of China.

D.	Omniquest Industrial Limited, a holding company organized under the laws of the British Virgin Islands, directly holds a wholly owned subsidiary, ASE Corporation, a holding company organized under the laws of the Cayman Islands, which directly holds two subsidiaries:

	(1)	ASE Mauritius Inc., a holding company organized under the laws of Mauritius, and its subsidiaries:

(a) ASE (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China, holds a subsidiary, Advanced Semiconductor Engineering (HK) Limited, a corporation organized under the laws of Hong Kong; and

(b) ASE (Kunshan) Inc., a corporation organized under the laws of the People’s Republic of China.

	(2)	ASE Labuan Inc., a holding company organized under the laws of Malaysia, holds a sole subsidiary, ASE Electronics Inc., a corporation organized under the laws of the Republic of China.

E.	Innosource Limited, a holding company organized under the laws of the British Virgin Islands, and its subsidiary, ASE Module (Shanghai) Inc., a corporation organized under the laws of the People’s Republic of China.

F.	J&R Holding Limited, a holding company organized under the laws of Bermuda, and its subsidiaries:

	(1)	J&R Industrial Inc., a corporation organized under the laws of the Republic of China;

	(2)	ASE Japan Co., Ltd., a corporation organized under the laws of Japan;

	(3)	ASE (U.S.) Inc., a corporation organized under the laws of the State of California, U.S.A.;

	(4)	Global Advanced Packaging Technology Ltd., a holding company organized under the laws of the Cayman Islands, and its sole direct wholly owned subsidiary, ASE Assembly & Test (Shanghai) Limited, a corporation incorporated under the laws of the People’s Republic of China, which has three direct holding subsidiaries.

Exhibit 8-1

(a) Wuxi Tongzhi Microelectronics Co., Ltd., a corporation incorporated under the laws of the People’s Republic of China;

(b)

Shanghai Ding Hui Real Estate Development Co., Ltd., a corporation organized under the laws of the People’s Republic of China, and its five subsidiaries, Shanghai Ding Wei Real Estate Development Co., Ltd., Shanghai Ding Yu Real Estate Development Co., Ltd., KunShan Ding Hong Real Estate Development Co., Ltd., KunShan Ding Yue Real Estate Development Co., Ltd. and Shanghai Ding Qi Property Management Co., Ltd., all corporations organized under the laws of the People’s Republic of China; and

(c) ASE Trading (Shanghai) Ltd., a corporation incorporated under the laws of the People’s Republic of China.
	(5)	Suzhou ASEN Semiconductors Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

	(6)	ASE Test Limited, a holding company organized under the laws of Singapore, directly has three wholly owned subsidiaries:

(a) ASE Holdings (Singapore) Pte. Ltd., a holding company organized under the laws of Singapore and its wholly owned subsidiary, ASE Electronics (M) SDN. BHD., a corporation organized under the laws of Malaysia;

(b) ASE Test Holdings, Ltd., a holding company organized under the laws of the Cayman Islands and its wholly owned subsidiary, ISE Labs, Inc., a corporation organized under the laws of the State of California, U.S.A.; and

(c) ASE Singapore Pte. Ltd., a corporation organized under the laws of Singapore.

	(7)	Anstock Limited, a corporation organized under the laws of the Cayman Islands; and

	(8)	Anstock II Limited, a corporation organized under the laws of the Cayman Islands.

G.	USI Inc., a corporation organized under the laws of the Republic of China, directly has a wholly owned subsidiary, Huntington Holdings International Co., Ltd., a holding company organized under the laws of the British Virgin Islands, and its wholly owned subsidiaries:

	(1)	Unitech Holdings International Co., Ltd., an investment corporation organized under the laws of the British Virgin Islands;

	(2)	Universal ABIT Holding Co., Ltd., a holding company organized under the laws of the Cayman Islands;

	(3)	Rising Capital Investment Limited, a holding company organized under the laws of the British Virgin Islands;

	(4)	Rise Accord Limited, a holding company organized under the laws of the British Virgin Islands; and

	(5)	Real Tech Holdings Ltd., a holding company organized under the laws of the British Virgin Islands, has two direct holding subsidiaries:

(a) Universal Scientific Industrial (Kun Shan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and

(b) USI Enterprise Limited, a holding company organized under the laws of Hong Kong, has a direct holding subsidiary, Universal Scientific Industrial (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China, which has subsidiaries:

Exhibit 8-2

		(I)	Universal Global Technology (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

		(II)	USI Electronics (Shenzhen) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

		(III)	Universal Global Technology (Kunshan) Co., Ltd., a corporation organized under the laws of the People’s Republic of China;

		(IV)	Universal Global Electronics (Shanghai) Co., Ltd., a corporation organized under the laws of the People’s Republic of China; and

		(V)	Universal Global Technology Co., Ltd., a corporation organized under the laws of Hong Kong, which has subsidiaries:

			(i)	Universal Global Industrial Co., Limited, a corporation organized under the laws of Hong Kong;

			(ii)	Universal Global Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China, has a subsidiary, Universal Scientific Industrial Co., Ltd., a corporation organized under the laws of the Republic of China;

			(iii)	USI America, Inc., a corporation organized under the laws of the State of California, U.S.A.;
			(iv)	Universal Scientific Industrial De Mexico S.A. De C.V., a corporation organized under the laws of Mexico; and
			(v)	USI Japan Co., Ltd., a corporation organized under the laws of Japan.

H.	Lu-Chu Development Corporation., a corporation organized under the laws of the Republic of China.
I.	Advanced Semiconductor Engineering, Inc. has significant interests in the following companies:

	(1)	Hung Ching Development & Construction Co. Ltd., a corporation organized under the laws of the Republic of China;

	(2)	Hung Ching Kwan Co., a corporation organized under the laws of the Republic of China;

	(3)	Advanced Microelectronic Products Inc., a corporation organized under the laws of the Republic of China; and

	(4)	Siliconware Precision Industries Co., Ltd., a corporation organized under the laws of the Republic of China.

J.	Advanced Semiconductor Engineering, Inc. has a joint venture investment, ASE Embedded Electronics Inc., a corporation organized under the laws of the Republic of China.

Exhibit 8-3